                          FORM OF EMPLOYMENT AGREEMENT

                  This Employment Agreement (this "Agreement") is made as of ____________, 1997 by and among PREFERRED EMPLOYERS HOLDINGS, INC. (the "Company"), having an address at 10800 Biscayne Boulevard, 10th Floor, Miami, Florida 33161 and HOWARD ODZER, an individual having an address at 1399 Northeast 103rd Street, Miami Shores Florida 33138 ("Odzer").


                               W I T N E S S E T H


                  WHEREAS, Odzer is currently the President and a director of Preferred Employers Group, Inc. ("PEGI"), pursuant to an employment agreement made as of May 15, 1995 by and between PEGI and Odzer (the "PEGI Agreement");

                  WHEREAS, pursuant to a Share Exchange Agreement dated as of ________, 1997, the Company and PEGI effected an exchange and reorganization whereby all the outstanding shares of capital stock of PEGI were exchanged for all of the shares of capital stock of the Company resulting in PEGI becoming a wholly-owned subsidiary of the Company;

                  WHEREAS, the Company and Odzer wish to set forth the terms upon which Odzer shall hereinafter be employed by the Company.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1. Term. Odzer shall be employed by the Company for a period of time which shall terminate on May 15, 1998, unless sooner terminated in accordance with the terms hereof; provided, however, that this Agreement shall be automatically renewed for additional periods of one (1) year, unless either party has given the other not less than ninety (90) days notice of its desire to terminate the Agreement at the end of that period (such period, together with any renewals thereof are referred to herein as the "Term").

                  2. Positions. During the Term, Odzer (i) shall serve as the President of the Company, reporting directly to the Chief Executive Officer, and shall continue to perform only such duties as have previously been performed by him as the President of the Company, and (ii) may serve as a director of the Company and at each election of directors during the Term the Company agrees to nominate and recommend Odzer for election as a director of the Company; provided, however, in the event Odzer shall not be a director of the Company, he shall have the right to attend and participate in all meetings of the Board of Directors of the Company and the Executive Committee thereof; and, provided further, Odzer shall not be required to perform such duties outside of Dade or Broward County, whichever county the

Company shall be located except for duties performed while on trips required of him. In his capacity, Odzer shall be permitted to maintain previous relationships developed by him to the same extent as he has heretofore maintained.

                  3. Compensation. Odzer shall receive an annual salary of $200,000 payable in the same manner as other executives. Odzer shall also receive perquisites similar to perquisites made available to other senior executives of the Company.

                  4. Expenses. Odzer shall be entitled to prompt reimbursement of all reasonable business expenses in accordance with the Company's policy for such reimbursements.

                  5. Time Commitment; Other Interests. During the Term, Odzer shall devote substantially all of his working time to the operations of the Company and shall not, directly or indirectly, alone or as a member of a partnership, or as an officer, director or shareholder of any other corporation, be engaged in any other commercial duties or pursuits relating to the insurance industry, except that nothing contained herein shall prohibit Odzer from acquiring publicly traded securities of companies which are involved, directly or indirectly, in the insurance industry, provided that such securities are traded on a national securities exchange or on an over the counter market and in no event shall Odzer's ownership of such securities exceed 5% of the outstanding common stock of such company.

                 6. Non-Competition. For a period of one (1) year after the Term, Odzer shall not, directly or indirectly, compete with or be engaged in the same business as the Company, or be employed by, or act as consultant or lender to, or be a director, officer, employee, owner or partner of, any business organization which , directly or indirectly competes with or is engaged in the same business as the Company is in at the end of the Term; provided, however, that Odzer shall be permitted to own no more than 5% of the outstanding common stock of any company, the stock of which is traded on a national securities exchange or on an over the counter market; provided, further, that nothing in this Agreement shall prohibit Odzer from serving as an employee of or a consultant to a diversified business organization which derives no more than 5% of its consolidated gross revenues from a line of business competing with that of the Company. Under no circumstances, however, may Odzer's services to such organization consist of any activities in competition with the business of the Company.

                  7. Termination. (a) This Agreement may be terminated by the Company at any time "For Cause." For purposes of this Agreement, "For Cause" shall mean the following: (i) if Odzer has persistently and wilfully failed to devote substantially all of his working time to the operations of the Company, after specific notice to Odzer of such alleged failure and a 20 day opportunity to cure, (ii) if Odzer has been convicted of (whether or not subject to appeal) or plead "nolo contendere" or has made any similar plea to any criminal offense involving a violation of federal or state securities laws or regulations, embezzlement, fraud, wrongful taking or misappropriation of property, theft, or any other crime involving dishonesty, (iii) if Odzer has violated or materially breached any material provision of this Agreement or that certain

Shareholders Agreement dated as of _____________, 1997 by and among the Company, Odzer and Mel Harris, after specific notice to Odzer of such alleged violation or breach and a 20 day opportunity to cure or (iv) if Odzer ceases to be a shareholder of the Company.

                           (b) In the event this Agreement shall be terminated
by the Company for any reason other than pursuant to Section 7(a) or Section 8 hereof, Odzer shall be entitled to receive all payments and benefits to which he was entitled pursuant to this Agreement to the end of the Term.

                  8. Disability; Death. (a) If, during the Term, Odzer becomes physically or mentally disabled, whether by injury, illness or otherwise, so that he is unable to perform his duties for a period of six successive months, then the Company may, at its option, terminate this Agreement upon thirty days' written notice to Odzer without further obligation; provided, however, that the Company shall continue to pay Odzer his monthly salary until the earlier of (i) the end of such period of disability and notice, or (ii) the end of the Term.

                           (b) In the event of Odzer's death during the Term,
this Agreement shall terminate and be of no further force and effect, provided that Odzer shall be entitled to all salary and other benefits to which he is entitled through the date of death.

                  9. Miscellaneous. This Agreement (i) contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements of the parties, written or oral, of any nature whatsoever, (ii) shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, and (iii) shall be governed by the laws of the State of Florida, without giving effect to the conflicts of law provisions thereof.

                  10. Arbitration. Any dispute or controversy arising out of or relating to this Agreement, any document or instrument delivered pursuant to, in connection with, or simultaneously with this Agreement, or any breach of this Agreement or any such document or instrument shall be settled by arbitration to be held in the County of Dade, State of Florida in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association or any successor thereto, and judgment upon the award rendered by the Arbitrator(s) may be entered in an Court having jurisdiction thereof. The Arbitrator(s) may grant injunctions or other relief in such dispute or controversy. The costs and expenses of such arbitration shall be assumed as determined by the Arbitrator(s), and each party shall separately pay his own attorneys' fees and expenses.

                  11. Notices. Any notice or other communication to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given at the address of such party set forth below.

Mr. Odzer:                 1399 Northeast 103rd Street
----------                 Miami Shores, Florida  33138
         with a copy to:

                           Thomas R. McGuigan, P.A.
                           Steel Hector & Davis
                           200 South Biscayne Boulevard, 40th Floor
                           Miami, Florida  33131-2398

The Company:               10800 Biscayne Boulevard, 10th Floor
------------               Miami, Florida  33161

         with a copy to:

                           Donald J. Bezahler, Esq.
                           Baer Marks & Upham
                           805 Third Avenue
                           New York, New York  10022-7513

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day of , 1997.


                                       PREFERRED EMPLOYERS HOLDINGS, INC.



                                       By:__________________________________
                                          Name:  Mel Harris
                                          Title:  Chairman of the Board and
                                                    Chief Executive Officer




                                       _____________________________________
                                       Howard Odzer